SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest even reported):   March 12, 2003

Commission file number 1-9431

ESCAGENETICS CORPORATION

(Name of Small Business Issuer in Its Charter)

Delaware	94-3012230
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Suite 605, 1075 Bellevue Way NE, Bellevue, WA	98004
(Address of Principal Executive Offices)	(Zip Code)

(206) 901-3595
(Issuer’s Telephone Number, Including Area Code)

Item 4 – CHANGES IN REGISTRANT’S CERTIFYING PUBLIC ACCOUNTANT

On March 12, 2003 the Board of Directors approved the engagement of Hein + Associates LLP (“Hein”) as the Company’s independent public accountants.  Prior to such appointment, neither the Company nor anyone acting on its behalf consulted with Hein regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESCAGENETICS CORPORATION

By	/s/ Michelle Kline
Michelle Kline, President

Dated: March 12, 2003